UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 87846 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Lpath, Inc.
4025 Sorrento Valley Blvd.
San Diego, California 92121
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

(a)     On January 18, 2017, the Audit Committee of the Board of Directors (the “Audit Committee”) of Apollo Endosurgery, Inc. (the “Company”) confirmed the resignation of Moss Adams LLP as its independent registered public accounting firm, effective as of January 17, 2017.

The report of Moss Adams LLP on the Company’s consolidated financial statements for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern. During the years ended December 31, 2015 and 2014, and the subsequent interim period through January 17, 2017 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Moss Adams LLP would have caused Moss Adams LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

(b)    On January 18, 2017, the Audit Committee approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

On December 29, 2016, the Company completed its business combination with what was then known as “Apollo Endosurgery, Inc.” (“Apollo”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 8, 2016, by and among the Company, Lpath Merger Sub, Inc. (“Merger Sub”), and Apollo (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Apollo, with Apollo surviving as a wholly owned subsidiary of the Company (the “Merger”). Prior to the completion of the merger KPMG LLP served as the auditor of Apollo.

During the years ended December 31, 2015 and 2014, and the subsequent interim period through December 29, 2016, neither Lpath, Inc. nor anyone on their behalf consulted with KPMG LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company delivered a copy of this Current Report on Form 8-K to Moss Adams LLP on January 18, 2017 and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Moss Adams LLP responded with a letter dated January 20, 2017, a copy of which is annexed hereto as Exhibit 16.1 stating that Moss Adams LLP agrees with the statements set forth above.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Document
16.1	Letter dated January 20, 2017 from Moss Adams LLP to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated: January 20, 2017
	By:	/s/ Todd Newton
	Name:	Todd Newton
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
16.1	Letter dated January 20, 2017 from Moss Adams LLP to the Securities and Exchange Commission.